UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2008

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10883 Thornmint Road, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1                               Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 14, 2008, we entered in to a series of convertible promissory notes (the”Notes”), aggregating $110,000 with certain officers and members of the Company’s Board of Directors. The Notes bear interest at 7.0% per annum and are due February 14, 2009.  The principal amount of the Notes plus accrued but unpaid interest is convertible at the option of the holder into Common Stock of the Company.  The number of shares into which the Notes are convertible shall be calculated by dividing the outstanding principle and accrued but unpaid interest by $0.55 (the “Conversion Price”).

In conjunction with the issuance of the Notes, the Company issued an aggregate of 149,996 warrants to the noteholders to purchase Common Stock of the Company.  The warrants have an exercise price $0.55 per share and may be exercised at any time from November 14, 2008 until November 14, 2013.

The Company intends to use the proceeds from the Notes for general working capital purposes.

SECTION 9                             Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description
10.1	Form of Promissory Note dated November 14, 2008.
10.2	Form of Warrant dated November 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: November 20, 2008	By: /s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer

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